Exhibit 10.17

JOINDER AGREEMENT

This Joinder Agreement (“Joinder”) dated 29 January, 2010 is made by Sequoia Capital China Principals Fund I, L.P., a limited partnership registered under the laws of the Cayman Islands (the “Joining Party”) in favor of each of the current and future parties of that certain Amended and Restated Share Incentive Agreement (the “Agreement”) dated January 8, 2010 by and among Qihoo Technology Company Limited, an exempted company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company”), Sequoia Capital China I, L.P, a limited partnership registered under the laws of the Cayman Islands (the “Selling Party”) and each of the other parties thereto (each of the foregoing entities, together with the Company and the Selling Party, is referred to as an “Existing Party” and, collectively, the “Existing Parties”).  Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

RECITALS:

A.                                   The Selling Party is transferring 1,546,553 shares (the “Sold Shares”) of Series A Preferred Shares (as defined in the Third Amended and Restated Articles of Association of the Company dated January 5, 2010) to the Joining Party.

B.                                     The Joining Party acknowledges that the execution and delivery of this Joinder is a condition to the closing of the transfer of the Sold Shares.

C.                                     As a result of the transfer of the Sold Shares, the Joining Party is receiving directly or indirectly substantial benefits.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises and the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Joining Party agrees for the benefit of each of the Existing Parties as follows:

1.                                       Acknowledgment; Representations and Warranties.  The Joining Party represents and warrants that (i) the Joining Party has the requisite corporate power and authority to execute and deliver this Joinder, and to perform the obligations hereunder; and (ii) this Joinder has been duly authorized, executed and delivered by, and is enforceable against, the Joining Party, except that enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

2.                                       Joinder.  With effect from 29 January, 2010, the Joining Party acknowledges and agrees to be bound by all provisions of the Agreement in so far as they impose obligations on, or give rights or benefits to the Selling Parties and shall be and become a party to the Agreement in place of the Selling Parties in respect of the Sold Shares in accordance with the foregoing provisions of this Section 2.

3.                                       Notices.  Notices pursuant to this Joinder and the Agreement shall be provided pursuant to the Agreement, to the following address:

To the Joining Party:

Sequoia

Suite 2215, Two Pacific Place

88 Queensway

Hong Kong

Attention: Neil Shen

Fax:

To the Selling Party:

Sequoia

Suite 2215, Two Pacific Place

88 Queensway

Hong Kong

Attention: Neil Shen

Fax:

4.                                       Further Assurances.  The Joining Party agrees to execute and deliver such other instruments, financing statements and documents and take such other action as the Existing Parties may reasonably request in connection with the matters contemplated by this Joinder.

5.                                       Part of Agreement.  This Joinder shall be read together and construed with the Agreement and shall be deemed as an integral part of the Agreement.

6.                                       Governing Law.  This Joinder shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to the principles of conflicts of law thereof.

7.                                       Arbitration.  Except as otherwise provided in this Joinder, any dispute or claim arising out of or in connection with or relating to this Joinder, or the breach, termination or invalidity hereof, shall be finally settled by arbitration at the Hong Kong International Arbitration Centre (the “HKIAC”) under the rules of the HKIAC (the “Rules”) as are in force at the date of the notice of arbitration commencing any such arbitration, but subject to the amendments made to the Rules by the rest of this Section 7.  For the purpose of such arbitration, there shall be a board of arbitration (the “Board of Arbitration”) consisting of three arbitrators, the Company shall select one (1) member and the Joining Party shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the HKIAC upon application made to it by either side of the arbitration for such purpose.  The place of arbitration shall be in Hong Kong.  All arbitration proceedings shall be conducted in the English language.  The arbitrators shall decide any such dispute or claim strictly in accordance with the governing law specified in Section 6.  Judgment upon any arbitral award rendered hereunder may be entered in any court, and/or application may be made to any such court for a judicial acceptance of the award and/or an order of enforcement, as the case may be.  Each party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Joinder.

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IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first written above.

THE JOINING PARTY:

SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

By:	Sequoia Capital China Management I, L.P., a Cayman Islands Exempted Limited Partnership, its General Partner

By:	SC China Holding Limited, a Cayman Islands Limited Liability Company, its General Partner

By:	/s/ Jimmy Wong
Name: Jimmy Wong
Title: Authorized Signatory

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IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first written above.

THE COMPANY

QIHOO TECHNOLOGY COMPANY LIMITED

By:	/s/ Xiangdong Qi

Name:
Title:

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